EXHIBIT 99.1

Broadwind Energy Announces Q3 2017 Results

Highlights:

  Q3 2017 orders of $18 million include sustained strong Gearing segment orders of $11 million and Process Systems segment orders of $5 million

  Q3 2017 revenue of $30 million in line with guidance – lower tower sales volumes partially offset by increases in other segments

  Q3 2017 loss of $.14 per share, due to lower revenues

  YTD revenue of $129 million and EPS of $.25 including Q1 2017 tax benefit of $.34

  Credit line balance declines to $7.8 million due to reduced operating working capital requirements

CICERO, Ill., Oct. 31, 2017 (GLOBE NEWSWIRE) -- Broadwind Energy, Inc. (NASDAQ:BWEN) reported sales of $29.6 million in Q3 2017, compared to $42.6 million in Q3 2016. Towers and Weldments segment revenue was down $22 million as customers reduced purchases in order to draw down component inventories. The weaker tower revenue was partially offset by $6.1 million of sales from the Process Systems segment due primarily to the acquisition of Red Wolf Company, LLC earlier this year, and $3 million increased sales from the Gearing segment due to the strong order intake from oil and gas customers since the beginning of the year.

The Company reported a net loss from continuing operations of $2.0 million, or $.14 per share, in Q3 2017, compared to a net income from continuing operations of $1.2 million in Q3 2016, or $.08 per share. The reduction in earnings was largely due to the significantly weaker results from the Towers and Weldments segment, partly offset by a $1.4 million gain, resulting from the expectation that the contingent consideration payment associated with the Red Wolf acquisition will not be paid for the first year of ownership.

The Company reported a net loss from discontinued operations of $.2 million, or $.01 per share in Q3 2017, compared to a net loss from discontinued operations of $.4 million, or $.03 per share in Q3 2016, as activities in the discontinued segment have substantially wound down.

The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $.9 million in Q3 2017, down from $3.3 million in Q3 2016 (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release).

Broadwind CEO Stephanie Kushner stated, “Our Q3 2017 results were disappointing but in-line with expectations. The Towers and Weldments segment is managing through the challenges of a significant decline in production, which will recover beginning early next year. During the quarter, the tower workforce was sized appropriately for the lower production volume, although we transferred several employees to work on industrial weldments at both our Manitowoc and Abilene manufacturing facilities, where demand has been growing. Additionally, we are leveraging the Broadwind Weld School to train and qualify other Broadwind production workers to support the increasing demand for skilled welding professionals in our markets. Our Gearing segment shipped $7.6 million during the quarter as a result of the significant uptick in orders during 2017, primarily from oil & gas customers. In response to the market recovery and our strong order intake, we incurred some additional expense to purchase tooling, repair idle equipment and ramp up and train employees to support higher sales. With our current backlog, we have visibility into mid-2018 and expect quarterly revenues in the $9-10 million range.”

Ms. Kushner continued, “Our Process Systems segment had a much improved third quarter, with $6.1 million in sales and positive operating income. Integration of Red Wolf is complete, and we are focused on customer and product diversification, which is progressing more slowly than we’d planned. We remain enthusiastic about the opportunities in this business segment.

“The fourth quarter should represent our low point for towers. As a result, we expect consolidated revenues in the fourth quarter to be in the $20 million range, and to incur an EBITDA loss of $2-3 million. Revenues should begin to rebound in early 2018. We expect first quarter consolidated revenue of about $30 million and second quarter consolidated revenue to rise above $40 million. The industry maintains expectations for a strong market through at least 2020 and Broadwind continues to be a reliable supplier, producing high-quality towers which we believe is a key differentiator in this market.”

For the nine months ended September 30, 2017, revenue totaled $129.0 million, compared to $132.7 million for the nine months ended September 30, 2016. The 3% decrease was due primarily to a $18.8 million decrease in Tower and Weldments segment revenue partially offset by $12.3 million of sales from the Process Systems segment primarily due to the acquisition of Red Wolf earlier this year and $2.8 million of higher sales in the Gearing segment. The decreased sales in the Towers and Weldments segment were due to the low order intake in 2017, as noted above.

Net income from continuing operations for the nine months ended September 30, 2017 totaled $3.7 million, or $.25 per share, compared to $.9 million, or $.06 per share, for the nine months ended September 30, 2016. The current year net income includes a $5.1 million, or $.34 per share, income tax benefit due primarily to the partial release of a tax valuation allowance related to the Red Wolf acquisition. This was partially offset by a net loss from continuing operations in the Process Systems segment totaling $1.8 million for the nine-months ended September 30, 2017. Net loss from discontinued operations for the nine months ended September 30, 2017 totaled $.4 million compared to $.9 million for the same period in 2016. The Company reported non-GAAP adjusted EBITDA of $6.7 million for the nine months ended September 30, 2017, compared to $7.1 million for the same period in 2016. The decrease was due primarily to the reduced sales volumes in the Towers and Weldments segment, partially offset by the gain recognized from the reversal of the first year contingent consideration from the Red Wolf acquisition, as well as favorability in the other business segments (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release).

Orders and Backlog

The Company booked $17.7 million of net new orders in Q3 2017, down from $27.5 million of net new orders booked in Q3 2016. Orders in the Towers and Weldments segment totaled $1.8 million in Q3 2017, reflecting the weaker demand from our tower customers who are drawing down component inventories. Gearing segment orders totaled $10.6 million in Q3 2017, up substantially from Q3 2016 orders of $2.2 million, due to recovery in the oil and gas industry, and the expansion of the commercial organization. Process Systems segment orders totaled $5.3 million in Q3 2017.

At September 30, 2017, total backlog was $143.3 million, compared to a backlog of $204.2 million at September 30, 2016.

Segment Results

Towers and Weldments
Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $16.0 million in Q3 2017, compared to $38.0 million in Q3 2016. The decrease in sales was due to a 63% decrease in tower production versus the prior year, slightly offset by higher material costs, which are generally passed through to customers. Towers and Weldments operating loss in Q3 2017 totaled $1.5 million compared to operating income of $4.1 million in Q3 2016 due to the lower volume of towers sold in Q3, partly offset by significant reductions in manufacturing overhead and operating expenses. Towers and Weldments segment net loss in Q3 2017 totaled $.9 million compared to net income of $2.8 million in Q3 2016. Non-GAAP adjusted EBITDA loss totaled $.2 million in Q3 2017, compared to Non-GAAP adjusted EBITDA of $5.1 million in Q3 2016 due mainly to the factors described above (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release).

Gearing
Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $7.6 million in Q3 2017, compared to $4.6 million in Q3 2016 due primarily to stronger sales to oil and gas customers.

Gearing segment operating loss totaled $.4 million in Q3 2017, compared to $.7 million in Q3 2016. The improvement was due to the initial impact of the increase in volume somewhat offset by increased expenses on tooling and maintenance and the addition of key employees to support the ramp up in production associated with the strong order intake in 2017. Net loss for the Gearing segment narrowed similarly to $.4 million compared to $.7 million in Q3 2016. Non-GAAP adjusted EBITDA for Q3 2017 totaled $.3 million, compared to break-even non-GAAP adjusted EBITDA for Q3 2016, due to the factors described above (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release).

Process Systems
Broadwind Energy designs and manufactures custom, modular systems for compression, filtration and other specialized process applications for the global market. On February 1, 2017 the Company acquired Red Wolf which has been combined with the Abilene-based CNG and fabrication business, previously reported as a part of Towers and Weldments, to form the Process Systems segment.

For Q3 2017, Process Systems segment sales totaled $6.1 million and Q3 2017 net income totaled $.1 million. Non-GAAP adjusted EBITDA totaled $.6 million in Q3 2017 (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release).

Corporate

Corporate and other expenses totaled $.1 million in Q3 2017, compared to $2.0 million in Q3 2016. The current quarter included a $1.4 million gain resulting from the expectation that the contingent consideration payment associated with the Red Wolf acquisition will not be paid for the first year of ownership. This impact was partially offset by increased self-insurance expenses.

Cash and Liquidity

During Q3 2017, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) decreased to $15.5 million, or 13% of sales, due the timing of customer receipts.

Capital expenditures, net of disposals, in Q3 2017 totaled $1.7 million due primarily to various facility upgrades. To-date, capital investments total $6.0 million, primarily for upgrades to tower manufacturing capabilities and to expand the Abilene tower facility.

Debt and capital leases totaled $12.9 million at September 30, 2017, including the $2.6 million New Markets Tax Credit loan, which is expected to be substantially forgiven when it matures in 2018. The Company’s $25 million line of credit with Canadian Imperial Bank of Commerce had a balance of $7.8 million at September 30, 2017 and $11.8 million of availability.

Cash assets (cash and short-term investments) remained near zero as planned because the Company is utilizing its line of credit.

About Broadwind Energy, Inc.
Broadwind Energy, Inc. (NASDAQ:BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the clean tech, energy and infrastructure needs of the future. With facilities throughout the U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements
This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Forward looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) the sufficiency of our liquidity and alternate sources of funding, if necessary; (v) our ability to realize revenue from customer orders and backlog; (vi) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (vii) the economy and the potential impact it may have on our business, including our customers; (viii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (ix) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (x) the effects of the recent change of administrations in the U.S. federal government; (xi) our ability to successfully integrate and operate the business of Red Wolf Company, LLC and to identify, negotiate and execute future acquisitions; (xii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; and (xiii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

	September 30,	December 31,
	2017	2016
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$41	$18,699
Short-term investments	-	3,171
Restricted cash	-	39
Accounts receivable, net of allowance for doubtful accounts of $201
and $167 as of September 30, 2017 and December 31, 2016, respectively	9,271	11,865
Inventories, net	15,409	21,159
Prepaid expenses and other current assets	2,060	2,449
Current assets held for sale	382	808
Total current assets	27,163	58,190
LONG-TERM ASSETS:
Property and equipment, net	56,452	54,606
Goodwill	4,882	-
Other intangible assets, net	16,549	4,572
Other assets	238	294
TOTAL ASSETS	$105,284	$117,662

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and NMTC note payable	$10,370	$-
Current portions of capital lease obligations	991	465
Accounts payable	7,075	15,852
Accrued liabilities	6,551	8,430
Customer deposits	2,085	18,011
Current liabilities held for sale	323	493
Total current liabilities	27,395	43,251
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	-	2,600
Long-term capital lease obligations, net of current portions	1,537	1,038
Other	3,603	2,190
Total long-term liabilities	5,140	5,828
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,418,907 and 15,175,767 shares issued as of September 30, 2017 and
December 31, 2016, respectively	15	15
Treasury stock, at cost, 273,937 shares as of September 30, 2017 and December 31, 2016,
respectively	(1,842)	(1,842)
Additional paid-in capital	379,702	378,876
Accumulated deficit	(305,126)	(308,466)
Total stockholders' equity	72,749	68,583
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$105,284	$117,662

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$29,595	$42,552	$129,017	$132,689
Cost of sales	28,581	37,221	117,757	119,254
Gross profit	1,014	5,331	11,260	13,435

OPERATING EXPENSES:
Selling, general and administrative	2,374	3,860	10,711	11,785
Intangible amortization	471	111	1,293	333
Total operating expenses	2,845	3,971	12,004	12,118
Operating (loss) income	(1,831)	1,360	(744)	1,317

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(228)	(125)	(584)	(431)
Other, net	(12)	10	17	27
Total other expense, net	(240)	(115)	(567)	(404)

Net (loss) income before benefit for income taxes	(2,071)	1,245	(1,311)	913
Benefit for income taxes	(22)	-	(5,056)	(16)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(2,049)	1,245	3,745	929
LOSS FROM DISCONTINUED OPERATIONS	(158)	(373)	(405)	(908)
NET (LOSS) INCOME	$(2,207)	$872	$3,340	$21

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
(Loss) income from continuing operations	$(0.14)	$0.08	$0.25	$0.06
Loss from discontinued operations	(0.01)	(0.03)	(0.03)	(0.06)
Net (loss) income	$(0.15)	$0.06	$0.22	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	15,095	14,876	15,013	14,824

NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
(Loss) income from continuing operations	$(0.14)	$0.08	$0.24	$0.06
Loss from discontinued operations	(0.01)	(0.02)	(0.02)	(0.06)
Net (loss) income	$(0.15)	$0.06	$0.22	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	15,095	15,121	15,345	15,038

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,340	$21
Loss from discontinued operations	(405)	(908)
Income from continuing operations	3,745	929

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	6,571	5,138
Deferred income taxes	(5,056)	-
Stock-based compensation	651	592
Allowance for doubtful accounts	13	45
Common stock issued under defined contribution 401(k) plan	175	-
Gain on disposal of assets	(12)	(147)
Changes in operating assets and liabilities:
Accounts receivable	5,281	(5,187)
Inventories	10,928	(2,013)
Prepaid expenses and other current assets	377	(982)
Accounts payable	(9,284)	7,118
Accrued liabilities	(4,037)	777
Customer deposits	(15,934)	11,541
Other non-current assets and liabilities	(45)	(744)
Net cash (used in) provided by operating activities of continuing operations	(6,627)	17,067

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition	(16,449)	-
Purchases of available for sale securities	-	(19,207)
Sales of available for sale securities	2,221	167
Maturities of available for sale securities	950	9,005
Purchases of property and equipment	(5,972)	(4,007)
Proceeds from disposals of property and equipment	5	479
Net cash used in investing activities of continuing operations	(19,245)	(13,563)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of stock	-	19
Net proceeds from lines of credit and notes payable	7,770	-
Payments on long-term debt	-	(2,799)
Principal payments on capital leases	(557)	(500)
Net cash provided by (used in) financing activities of continuing operations	7,213	(3,280)

DISCONTINUED OPERATIONS:
Operating cash flows	(40)	786
Investing cash flows	-	615
Financing cash flows	-	(12)
Net cash (used in) provided by discontinued operations	(40)	1,389

Add: Cash balance of discontinued operations, beginning of period	2	-
Less: Cash balance of discontinued operations, end of period	-	2

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(18,697)	1,611
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH beginning of the period	18,738	6,519
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH end of the period	$41	$8,130

Supplemental cash flow information:
Interest paid	$413	$376
Income taxes paid	$52	$22
Contingent consideration related to business acquisition	$1,140
Non-cash investing and financing activities:
Issuance of restricted stock grants	$651	$592
Equipment additions via capital lease	$1,582	$-
Red Wolf acquisition:
Assets acquired	$26,491	$-
Liabilities assumed	$7,508	$-

BROADWIND ENERGY, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
ORDERS:
Towers and Weldments	$1,764	$25,329	$32,331	$231,401
Gearing	10,566	2,162	29,530	11,307
Process Systems	5,345	-	13,404	-
Total orders	$17,675	$27,491	$75,265	$242,708

REVENUES:
Towers and Weldments	$15,971	$37,970	$99,194	$117,948
Gearing	7,570	4,582	17,511	14,759
Process Systems	6,054	-	12,312	-
Corporate and Other	-	-	-	(18)
Total revenues	$29,595	$42,552	$129,017	$132,689

OPERATING PROFIT/(LOSS):
Towers and Weldments	$(1,473)	$4,050	$7,177	$10,016
Gearing	(396)	(692)	(2,562)	(3,083)
Process Systems	115	-	(1,805)	-
Corporate and Other	(77)	(1,998)	(3,554)	(5,616)
Total operating profit/(loss)	$(1,831)	$1,360	$(744)	$1,317

Non-GAAP Financial Measure
The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share based compensation, and other stock payments) as supplemental information regarding the Company’s business performance. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, and it allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

BROADWIND ENERGY, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income/(Loss) from continuing operations	$(2,049)	$1,245	$3,745	$929
Interest Expense	228	125	584	431
Income Tax Provision/(Benefit)	(22)	0	(5,056)	(16)
Depreciation and Amortization	2,267	1,695	6,571	5,138
Share-based Compensation and Other Stock Payments	439	195	900	628
Adjusted EBITDA (Non-GAAP)	$863	$3,260	$6,744	$7,110

Towers and Weldments Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income	$(901)	$2,797	$5,127	$6,738
Interest Expense/(Benefit)	28	5	63	21
Income Tax Provision/(Benefit)	(600)	1,259	2,003	3,285
Depreciation and Amortization	1,121	1,007	3,283	3,066
Share-based Compensation and Other Stock Payments	197	79	312	154
Adjusted EBITDA (Non-GAAP)	$(155)	$5,147	$10,788	$13,264

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Loss	$(393)	$(697)	$(2,568)	$(3,099)
Interest Expense	3	1	9	8
Income Tax Provision/(Benefit)	(7)	5	(2)	7
Depreciation and Amortization	610	638	1,847	1,918
Share-based Compensation and Other Stock Payments	72	17	113	89
Adjusted EBITDA (Non-GAAP)	$285	$(36)	$(601)	$(1,077)

Process Systems	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income/(Loss)	$124	$-	$(1,817)	$-
Interest Expense	1	-	4	-
Income Tax Provision/(Benefit)	(22)	-	(10)	-
Depreciation and Amortization	477	-	1,278	-
Share-based Compensation and Other Stock Payments	18	-	34	-
Adjusted EBITDA (Non-GAAP)	$598	$-	$(511)	$-

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income/(Loss)	$(879)	$(855)	$3,003	$(2,710)
Interest Expense	196	119	508	402
Income Tax Provision/(Benefit)	607	(1,264)	(7,047)	(3,308)
Depreciation and Amortization	59	50	163	154
Share-based Compensation and Other Stock Payments	152	99	441	385
Adjusted EBITDA (Non-GAAP)	$135	$(1,851)	$(2,932)	$(5,077)

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com